ADDENDUM TO STOCK PURCHASE AGREEMENT

THIS ADDENDUM TO STOCK PURCHASE AGREEMENT ("Agreement") has been made and entered into as of this 18th day of March, 2004, between the shareholders of Glencairn Gold Mine (Proprietary)
("Sellers"), and Centurion Gold Holdings, Inc., a Florida
Corporation (the "Purchaser").

R E C I T A L S:

A.	The parties hereto desire to amend the Stock Purchase
Agreement made and entered into by and between the parties dated February 2, 2004. Pursuant to which the Purchaser purchased from the Sellers one hundred percent of the outstanding common stock of Glencairn Gold Mine (Proprietary) Limited , for the consideration of 1,000,000 common shares of Centurion Gold holdings, Inc., a deposit of $500,000 and $1,000,000 to be paid over a period of time.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

The parties hereto wish to amend Article 2.1 of the Stock purchase agreement dated February 2, 2004 to read as follows

2.1.	Stock Sale.  Subject to the terms and conditions of the
Closing Documents, the Sellers hereby agree to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept, the Transferred Shares, in consideration for the delivery of 1,500,000 common shares of the Purchaser (the "Purchase Price") by Purchaser to Sellers to be distributed pro-rata based on share ownership of Glencairn Gold Mine (Proprietary) Limited. As per schedule 2.1. and $500,000 payable as to

(a)	$500,000 	within 14 days of signature hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
PURCHASER:



/s/ Arthur Johnson
-------------------
Arthur Johnson: President:
Centurion Gold Holdings, Inc.

SELLERS:




/s/ John Cockroft
------------------
John Cockroft: Glencairn Gold
Mine (Proprietary) Limited




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